                                                                    EXHIBIT 99.1

PROXY

                          WESTAMERICA BANCORPORATION

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          WESTAMERICA BANCORPORATION

         For the Special Meeting of Shareholders on February __, 1997

     The undersigned holder hereby authorizes David L. Payne to represent and vote, as designated on the reverse side, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Special Meeting of Shareholders of said corporation to be held at _________________, _______________, _________________, California at _______
_.m. on _____________, February __, 1997, upon the matters set forth on the reverse side of this Proxy and described in the accompanying Joint Proxy Statement/Prospectus.

     This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR Item 1.

     Please Mark, Sign, Date and Mail This Proxy Promptly, Using the Enclosed Envelope.

COMMENTS/ADDRESS CHANGE:



                                 (Continued and to be signed on other side)

                                                                [X] Please mark
                                                                     your votes
                                                                      as this
          --------------    ------------------------------
              COMMON         DIVIDEND REINVESTMENT SHARES

The Board of Directors recommends a vote FOR Item 1.

                      FOR AGAINST ABSTAIN     I PLAN TO ATTEND MEETING      [_]
Item 1 - APPROVAL OF  [_]   [_]     [_]       If you check this box
THE AGREEMENT AND                             to the right an admission
PLAN OF REORGANIZATION                        card will be sent to you.
AMONG WESTAMERICA
BANCORPORATION,
VALLICORP HOLDINGS,                           I have made an address change [_]
INC., AND VALLIWIDE                           or comment on the reverse
BANK, AND AN AGREEMENT                        side of this proxy.
OF MERGER BETWEEN
WESTAMERICA AND
VALLICORP AND THE                             Receipt is acknowledged of the
TRANSACTIONS                                  Joint Proxy Statement/Prospectus
CONTEMPLATED THEREBY,                         for the Special Meeting.  Whether
INCLUDING, WITHOUT                            or not you expect to attend the
LIMITATION, CERTAIN                           Special Meeting, you are urged to
PROVISIONS BENEFITING                         execute and return this proxy,
DIRECTORS, EXECUTIVE                          which may be revoked at any time
OFFICERS AND EMPLOYEES                        prior to its use.
OF VALLICORP AND THE
PROPOSED MERGER OF
VALLICORP WITH AND
INTO WESTAMERICA


SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     -----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY

                          WESTAMERICA BANCORPORATION
                       CONFIDENTIAL VOTING INSTRUCTIONS

        TO THE TRUSTEE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          WESTAMERICA BANCORPORATION

         For the Special Meeting of Shareholders on February __, 1997

     The undersigned holder hereby authorizes and instructs the Trustee of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan to represent and vote, as designated below, all shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Special Meeting of Shareholders of said corporation to be held at _________________, _______________, _________________, California at _______ _.m. on _____________,
February __, 1997, upon the matters set forth on the reverse side of this Proxy and described in the accompanying Joint Proxy Statement/Prospectus.

     These confidential voting instructions to the Trustee, when properly executed, will be voted as directed herein by the undersigned shareholder. If no instructions are received, the Trustee will vote all of the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received.

     Please Mark, Sign, Date and Mail These Confidential Voting Instructions Promptly, Using the Enclosed Envelope.

COMMENTS/ADDRESS CHANGE:



                                 (Continued and to be signed on other side)

                                                                [X] Please mark
                                                                     your votes
                                                                      as this
          --------------    ------------------------------
              COMMON         DIVIDEND REINVESTMENT SHARES

The Board of Directors recommends a vote FOR Item 1.

                      FOR AGAINST ABSTAIN     I PLAN TO ATTEND MEETING      [_]
Item 1 - APPROVAL OF  [_]   [_]     [_]       If you check this box
THE AGREEMENT AND                             to the right an admission
PLAN OF REORGANIZATION                        card will be sent to you.
AMONG WESTAMERICA
BANCORPORATION,
VALLICORP HOLDINGS,
INC., AND VALLIWIDE
BANK, AND AN AGREEMENT
OF MERGER BETWEEN
WESTAMERICA AND
VALLICORP AND THE                             Receipt is acknowledged of the
TRANSACTIONS                                  Joint Proxy Statement/Prospectus
CONTEMPLATED THEREBY,                         for the Special Meeting.  Whether
INCLUDING, WITHOUT                            or not you expect to attend the
LIMITATION, CERTAIN                           Special Meeting, you are urged to
PROVISIONS BENEFITING                         execute and return this proxy,
DIRECTORS, EXECUTIVE                          which may be revoked at any time
OFFICERS AND EMPLOYEES                        prior to its use.
OF VALLICORP AND THE
PROPOSED MERGER OF
VALLICORP WITH AND
INTO WESTAMERICA


SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     -----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                            FOLD AND DETACH HERE

                     [LOGO OF WESTAMERICA BANCORPORATION]

Dear Participant:

   As a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (the "Plan"), you have an interest in the Special Meeting of Shareholders of Westamerica Bancorporation which will be held on _________, February ___, 1997 (the "Special Meeting"). You may direct the Trustee of the Plan how to vote all full and fractional shares of Westamerica Bancorporation stock standing to the credit of your individual account(s) (from the Supplemental Retirement Plan Account, Employer Matching Contributions and Employee Contributions) as of ___________, 199_ and your pro rata share of any unallocated shares held by the Plan as of ________, 199_.
   For your information, we have enclosed a copy of the Joint Proxy Statement/Prospectus supplied to shareholders of Westamerica Bancorporation. The enclosed Joint Proxy Statement/Prospectus describes the proposal to be voted on by the shareholders of Westamerica Bancorporation at the Special Meeting. The Board of Directors of Westamerica Bancorporation recommends a vote FOR Proposal
1. Please instruct the Trustee how to vote on the proposal by indicating your selection on the above Proxy. [The Trustee will keep your individual instructions confidential and will not disclose them to Westamerica Bancorporation or its officers and directors.]
   If the Trustee does not receive written instructions from you before the close of business on ________, 199_, it will vote all of the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received. Under the terms of the Plan, with respect to fractional shares in plan accounts (from the Supplemental Retirement Plan Account, Employer Matching Contributions and Employee Contributions), the Trustee may pool the results of instructions received from all participants to whom fractional shares have been allocated and vote such shares accordingly.
   Please instruct the Trustee how to vote your shares. A return envelope is enclosed for your convenience.

                                       Sincerely yours,

                                       Mary Anne Bell
                                       Assistant Corporate Secretary